                                                                     Exhibit 4.1

================================================================================
                                                                  EXECUTION COPY


                                   INDENTURE

                          DATED AS OF JUNE 28, 1999,

                                    between

                             EDISON MISSION ENERGY

                                      and

                             THE BANK OF NEW YORK,

                                  as Trustee

                    Providing for the issuance from time to

                      time of Notes in one or more series

================================================================================

                               TABLE OF CONTENTS

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                                                                                                                   Page
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
ARTICLE 1. DEFINITIONS............................................................................................  1
     Section 1.1. Certain Terms Defined...........................................................................  1

ARTICLE 2. THE NOTES..............................................................................................  8
     Section 2.1. Form and Dating.................................................................................  8
     Section 2.2. Amount; Issuable in Series......................................................................  9
     Section 2.3. Execution and Authentication.................................................................... 10
     Section 2.4. Registrar and Paying Agent...................................................................... 10
     Section 2.5. Paying Agent to Hold Money in Trust............................................................. 11
     Section 2.6. Holder Lists.................................................................................... 12
     Section 2.7. Transfer and Exchange........................................................................... 12
     Section 2.8. Replacement Notes............................................................................... 24
     Section 2.9. Outstanding Notes............................................................................... 24
     Section 2.10. Temporary Notes................................................................................ 25
     Section 2.11. Cancellation................................................................................... 25
     Section 2.12. Defaulted Interest............................................................................. 25

ARTICLE 3. COVENANTS OF THE COMPANY AND THE TRUSTEE............................................................... 26
     Section 3.1. Payment of Principal and Interest............................................................... 26
     Section 3.2. Appointment to Fill Vacancy in Office of Trustee................................................ 26
     Section 3.3. Certificate to Trustee, Notices of Defaults..................................................... 26
     Section 3.4. Reports by the Company.......................................................................... 26
     Section 3.5. Restrictions on Liens........................................................................... 27
     Section 3.6. Maintenance of Corporate Existence.............................................................. 27
     Section 3.7. Taxes........................................................................................... 27

ARTICLE 4. EVENTS OF DEFAULT AND REMEDIES OF THE TRUSTEE AND NOTEHOLDERS.......................................... 28
     Section 4.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default........................... 28
     Section 4.2. Collection of Indebtedness by Trustee; Trustee May Prove Debt................................... 30
     Section 4.3. Application of Proceeds......................................................................... 32
     Section 4.4. Suits for Enforcement........................................................................... 33
     Section 4.5. Restoration of Rights on Abandonment of Proceedings............................................. 33
     Section 4.6. Limitations of Suits by Noteholders............................................................. 33
     Section 4.7. Powers and Remedies Cumulative, Delay or Omission Not Waiver of Default......................... 34
     Section 4.8. Control by Noteholders.......................................................................... 34
     Section 4.9. Waiver of Past Defaults......................................................................... 34
     Section 4.10. Rights of Holders to Receive Payment........................................................... 35

ARTICLE 5. CONCERNING THE TRUSTEE................................................................................   35
     Section 5.1. Duties and Responsibilities of the Trustee During Default and Prior to
                    Default......................................................................................   35
     Section 5.2. Certain Rights of the Trustee..................................................................   36
     Section 5.3. Trustee Not Responsible for Recitals, Disposition of Notes or Application
                    of Proceeds Thereof..........................................................................   38
     Section 5.4. Trustee and Agents May Hold Notes; Collections, Etc............................................   38
     Section 5.5. Moneys Held by Trustee.........................................................................   38
     Section 5.6. Compensation and Indemnification of Trustee and Its Prior Claim................................   38
     Section 5.7. Right of Trustee to Rely on Officers' Certificate, Etc.........................................   39
     Section 5.8. Persons Eligible for Appointment as Trustee....................................................   39
     Section 5.9. Resignation and Removal, Appointment of Successor Trustee......................................   39
     Section 5.10. Acceptance of Appointment by Successor Trustee................................................   40
     Section 5.11. Merger, Conversion, Consolidation or Succession to Business of Trustee........................   41
     Section 5.12. Reports by Trustee............................................................................   41

ARTICLE 6. CONCERNING THE NOTEHOLDERS............................................................................   42
     Section 6.1. Evidence of Action Taken by Noteholders........................................................   42
     Section 6.2. Proof of Execution of Instruments and of Holding of Notes Record Date..........................   42
     Section 6.3. Holders to Be Treated as Owners................................................................   42
     Section 6.4. Notes Owned by Company Deemed Not Outstanding..................................................   42
     Section 6.5. Right of Revocation of Action Taken............................................................   43

ARTICLE 7. SUPPLEMENTAL INDENTURES...............................................................................   43
     Section 7.1. Supplemental Indentures Without Consent of Noteholders.........................................   43
     Section 7.2. Supplemental Indentures With Consent of Noteholders............................................   44
     Section 7.3. Effect of Supplemental Indenture...............................................................   45
     Section 7.4. Documents to Be Given to Trustee...............................................................   46
     Section 7.5. Notation of Notes in Respect of Supplemental Indentures........................................   46

ARTICLE 8. MERGER, CONSOLIDATION, SALE, LEASE OR CONVEYANCE......................................................   46
     Section 8.1. Covenant Not to Merge, Consolidate, Sell, Lease or Transfer Assets Except Under Certain
                    Conditions...................................................................................   46
     Section 8.2. Successor Corporation Substituted..............................................................   47
     Section 8.3. Opinion of Counsel to Trustee; Officers' Certificate...........................................   47

ARTICLE 9. SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.............................................   48
     Section 9.1. Satisfaction and Discharge of Indenture........................................................   48
     Section 9.2. Application by Trustee of Funds Deposited for Payment of Notes.................................   49
     Section 9.3. Repayment of Moneys Held by Paying Agent.......................................................   49
     Section 9.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years......................   49

     Section 9.5. Defeasance and Discharge of Indenture..........................................................   49
     Section 9.6. Defeasance of Certain Obligations..............................................................   51

ARTICLE 10. REDEMPTION OF NOTES..................................................................................   52
     Section 10.1. Notes Redeemed in Part........................................................................   52
     Section 10.2. Notice of Redemption..........................................................................   52
     Section 10.3. Payment of Notes Called for Redemption........................................................   52

ARTICLE 11. MISCELLANEOUS PROVISIONS.............................................................................   53
     Section 11.1. Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual
                    Liability....................................................................................   53
     Section 11.2. Provisions of the Indenture for the Sole Benefit of Parties and Noteholders...................   53
     Section 11.3. Successors and Assigns of Company Bound by Indenture..........................................   53
     Section 11.4. Notices and Demands on Company, Trustee and Noteholders.......................................   54
     Section 11.5. Statements to Be Contained in Officers' Certificates and Opinions of Counsel..................   54
     Section 11.6. Payments Due on Saturdays, Sundays and Holidays...............................................   55
     Section 11.7. New York Law to Govern........................................................................   55
     Section 11.8. Counterparts..................................................................................   55
     Section 11.9. Effect of Headings............................................................................   56

     INDENTURE, dated as of June 28, 1999, between EDISON MISSION ENERGY, a California corporation (the "Company"), and THE BANK OF NEW YORK, a New York
                             -------
banking corporation, as trustee (the "Trustee").
                                      -------

                             W I T N E S S E T H:

     WHEREAS, the Company has duly authorized the issue of its senior notes to be issued in one or more series (the "Notes"), and to provide, among other
                                      -----
things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid Indenture and agreement according to its terms, have been done;

     NOW, THEREFORE:

     In consideration of the premises and the purchases of the Notes by the Holders (as defined herein) thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

                                  ARTICLE 1.
                                  DEFINITIONS

Section 1.1.  Certain Terms Defined.

     The following terms (except as otherwise expressly provided) for all purposes of this Indenture shall have the respective meanings specified in this Section. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP (as defined herein). The words "herein," "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     "Affiliate" has the meaning set forth in the Registration Rights Agreement.
      ---------

     "Agent" means any Registrar, Paying Agent or co-registrar.
      -----

     "Applicable Procedures" means, with respect to any transfer or exchange of
      ---------------------
or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Authentication Order" has the meaning set forth in Section 2.3 hereof.
      --------------------                               -----------

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state
      --------------
law for the relief of debtors.

     "Board of Directors" means either the Board of Directors of the Company or
      ------------------
any committee of such Board duly authorized to act on behalf of such Board.

     "Broker-Dealer" means any broker or dealer registered under the Exchange
      -------------
Act.

     "Business Day" means a day which is neither a legal holiday nor a day on
      ------------
which banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law or regulation to close in The City of New York.

     "Capital Stock" means, with respect to any Person, any and all outstanding
      -------------
shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person, including without limitation all Common Stock and Preferred Stock and partnership and joint venture interests of such Person.

     "Cedel" means CedelBank, SA.
      -----

     "Commission" means the Securities and Exchange Commission, as from time to
      ----------
constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body (if any) performing such duties at such time.

     "Common Stock" means, with respect to any Person, Capital Stock of such
      ------------
Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of any other class of Capital Stock of such Person.

     "Company" means Edison Mission Energy, a California corporation, and,
      -------
subject to Article 8 hereof, its successors and assigns.
           ---------

     "Consolidated Net Tangible Assets" means, as of the date of determination
      --------------------------------
thereof, the total amount of all of the Company's assets, determined on a consolidated basis in accordance with GAAP as of such date, less the sum of (a) the Company's consolidated current liabilities determined in accordance with GAAP and (b) the Company's assets properly classified as intangible assets in accordance with GAAP, except for any intangible assets that are distribution or related contracts with an assignable value.

     "Corporate Trust Office" means the principal office of the Trustee at which
      ----------------------
the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 21W, New York, New York 10286.

     "Custodian" means the Trustee, as custodian with respect to the Notes in
      ---------
global form, or any successor entity thereto.

     "Default" means any occurrence, circumstance or event, or any combination
      -------
thereof, which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the
      ---------------
Holder thereof and issued in accordance with Section 2.7 hereof, substantially
                                             -----------
in the form of Exhibit A hereto, except that such Note shall not bear the Global
               ---------
Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole
      ----------
or in part in global form, the Person specified in Section 2.4 hereof as the
                                                   -----------
Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "DTC" has the meaning set forth in Section 2.4 hereof.
      ---                               -----------

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels
      ---------
office, as operator of the Euroclear system.

     "Event of Default" means any event or condition specified as such in
      ----------------
Section 4.1 hereof that shall have continued for the period of time, if any,
-----------
therein designated.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
      --------------
Section 2.7(f) hereof.
--------------

     "Exchange Offer" has the meaning set forth in the Registration Rights
      --------------
Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the
      -------------------------------------
Registration Rights Agreement.

     "GAAP" means generally accepted accounting principles in the United States
      ----
applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Global Notes" means, individually and collectively, each of the Restricted
      ------------
Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.7(b)(iv), 2.7(d)(ii)
---------                                  -----------  ----------  ----------
or 2.7(f) hereof.
   ------

     "Global Note Legend" means the legend set forth in Section 2.7(g)(ii),
      ------------------                                ------------------
which is required to be placed on all Global Notes issued under this Indenture.

     "Good Faith Contest" means the contest of an item if (i) the item is
      ------------------
diligently being contested in good faith by appropriate proceedings timely instituted, (ii) adequate reserves are established in accordance with GAAP with respect to the contested item, if the contested item individually or when taken together with all other contested items for which reserves are not at the time being held could reasonably be expected to result in liability of the Company in excess of $1,000,000, (iii) during the period of such contest, the enforcement of any contested item is effectively stayed, unless such enforcement would not reasonably be expected to result in a Material Adverse Effect, (iv) any Lien filed in connection therewith shall have been removed from the record by bonding arrangements by a reputable surety company, or title insurance or cash deposits are otherwise provided to assure the discharge of the Company's obligation in connection therewith, provided that such cash deposits, in the aggregate, shall not exceed $2,000,000, (v) such payment shall have been made as is necessary to prevent the recordation of a tax deed or other similar instrument conveying the property of the Company or any portion thereof, (vi) the failure to pay or comply with the contested item during the period of such Good Faith Contest would not reasonably be expected to result in a Material Adverse Effect and
(vii) the Company has no knowledge of any actual or proposed deficiency or additional assessment in connection therewith not otherwise satisfying the requirements of clauses (i) through (vi).

     "Holder," "Holder of Notes," "Noteholder" and other similar terms mean the
      ------    ---------------    ----------
registered holder of any Note as reflected in the registration records of the Registrar.

     "Indebtedness" has the meaning set forth in Section 3.5.
      ------------                               -----------

     "Indenture" means this instrument as originally executed and delivered or,
      ---------
if amended or supplemented as herein provided, as so amended or supplemented.

     "Indirect Participant" means a Person who holds a beneficial interest in a
      --------------------
Global Note through a Participant.

     "Institutional Accredited Investor" means an institution that is an
      ---------------------------------
"accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

     "Interest Payment Date" means, with respect to any Note, the Stated
      ---------------------
Maturity of an installment of interest on such Note.

     "Letter of Transmittal" means the letter of transmittal to be prepared by
      ---------------------
the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Material Adverse Effect" means a material adverse effect on the condition
      -----------------------
(financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under this Indenture, any indenture supplemental hereto, the Notes, any Registration Rights Agreement or any purchase or underwriting agreement in respect of any series of Notes.

     "Non-U.S. Person" means a Person who is not a U.S. Person.
      ---------------

     "Note" or "Notes" has the meaning set forth in the recitals above.
      ----      -----

     "Notes Register" has the meaning set forth in Section 2.4 hereof.
      --------------                               -----------

     "Officer" means, with respect to any Person, the Chairman of the Board, the
      -------
Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company
      ---------------------
by the Chairman of the Board of Directors or the President or any Vice President and by the Chief Financial Officer or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in
Section 11.5 hereof, if and to the extent required thereby.
------------

     "Opinion of Counsel" means an opinion in writing signed by legal counsel,
      ------------------
who may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section 11.5 hereof, if and to the extent
                                       ------------
required thereby.

     "Original Issue Date" of any Note (or portion thereof) means the earlier of
      -------------------
(a) the date of such Note or (b) the date of any Note (or portion thereof) in exchange for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

     "Outstanding", when used with reference to Notes, means, subject to the
      -----------
provisions of Sections 2.9 and 6.4 hereof, as of any particular time, all Notes
              ------------     ---
authenticated and delivered by the Trustee under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation, or which shall have been paid pursuant to Section
                                                                         -------
     2.8 hereof (other than any such Notes in respect of which there shall have
     ---
     been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company); and

          (ii) Notes, or portions thereof, for the payment or redemption of which moneys or direct obligations of the United States of America backed by its full faith and credit in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own paying agent), provided that if such Notes are to be redeemed prior to the maturity thereof, written notice of such redemption shall have been herein provided, or provision satisfactory to the Trustee shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a
      -----------
Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Paying Agent" has the meaning set forth in Section 2.4 hereof.
      ------------                               -----------

     "Person" means an individual, a corporation, a partnership, a limited
      ------
liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares,
      ---------------
interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference Capital Stock of such Person that is outstanding or issued on or after the date of this Indenture.

     "Private Placement Legend" means the legend set forth in Section 2.7(g)(i)
      ------------------------                                -----------------
to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.
      ---

     "Registrar" has the meaning set forth in Section 2.4 hereof.
      ---------                               -----------

     "Registration Rights Agreement" means the Registration Rights Agreement,
      -----------------------------
dated as of June 23, 1999, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any transfer-restricted Notes issued pursuant to a Series Supplemental Indenture after the date of this Indenture ("Additional Notes"), one or more registration rights agreements
            ----------------
between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for securities registered, under the Securities Act.

     "Regulation S" means Regulation S promulgated under the Securities Act.
      ------------

     "Responsible Officer", when used with respect to the Trustee, means any
      -------------------
officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Restricted Definitive Note" means a Definitive Note bearing the Private
      --------------------------
Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement
      ----------------------
Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

     "Rule 144" means Rule 144 promulgated under the Securities Act.
      --------

     "Rule 144A" means Rule 144A promulgated under the Securities Act.
      ---------

     "Rule 903" means Rule 903 promulgated under the Securities Act.
      --------

     "Rule 904" means Rule 904 promulgated under the Securities Act.
      --------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Series Supplemental Indenture" means an indenture supplemental to this
      -----------------------------
Indenture entered into by the Company and the Trustee for the purpose of establishing, in accordance with Article 2 of this Indenture, the title, form
                                 ---------
and terms of the Notes of any series.

     "Shelf Registration Statement" means the Shelf Registration Statement as
      ----------------------------
defined in the Registration Rights Agreement.

     "Stated Maturity" means, with respect to any debt security or any
      ---------------
installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "TIA" means the Trust Indenture Act of 1939, as amended.
      ---

     "Trustee" means the entity identified as "Trustee" in the first paragraph
      -------
hereof until the appointment of a successor trustee pursuant to Article 5, after
                                                                ---------
which "Trustee" shall mean such successor trustee.

     "Unrestricted Global Note" means a permanent Global Note substantially in
      ------------------------
the form of Exhibit A attached hereto that bears the Global Note Legend and that
            ---------
has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do
      ----------------------------
not bear and are not required to bear the Private Placement Legend.

     "U.S. Government Obligations" means securities that are (i) direct and
      ---------------------------
unconditional obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company subject to federal or state supervision or examination with a combined capital and surplus of at least $100,000,000, as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the
      -----------
Securities Act.

                                  ARTICLE 2.
                                   THE NOTES

Section 2.1.  Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have
                                      ---------
notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     For purposes of this Article 2, the unrestricted Notes pertaining to
                          ---------
previously restricted Notes (such as the unrestricted Notes that may be exchanged for restricted Notes pursuant to an Exchange Offer) shall be deemed to be Notes of the same series, notwithstanding that such unrestricted Notes and restricted Notes may be designated as different series and have been issued under different Series Supplemental Indentures.

     (b) Global Notes and Definitive Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global
                                ---------
Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend
               ---------
thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.7 hereof.
                                                        -----------

     (c) Institutional Accredited Investors. Notwithstanding anything to the contrary herein, Institutional Accredited Investors may not hold beneficial interests in any Restricted Global Note, but may be Holders of Restricted Definitive Notes.

     (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of CedelBank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in Global Notes sold pursuant to the exemption to the registration requirements of the Securities Act afforded by Regulation S and that are held by Participants through Euroclear or Cedel.

Section 2.2.  Amount; Issuable in Series.

     The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

     The Notes may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Notes of any series:

     (a) the title of the Notes of such series (which shall distinguish the Notes of such series from all other Notes);

     (b) any limit upon the aggregate principal amount of the Notes of such series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section
                                                                    -------
2.7(f), 2.8, 2.10, 7.5 or 10.1 and except for Notes that are deemed never to
------  ---  ----  ---    ----
have been authenticated and delivered hereunder);

     (c) the date or dates on which the principal of the Notes of such series is payable, the amounts of principal payable on such date or dates and the regular record date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the Notes of such series shall be dated, if other than as provided in the first paragraph of Section 2.1(a);
                                                              --------------

     (d) the rate or rates at which the Notes of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the determination of Holders to whom interest is payable; and the basis of computation of interest, if other than as provided in the first paragraph of
Section 2.1(a);
--------------

     (e)  if other than as provided in Section 2.4, the place or places where
                                       -----------
(i) the principal of and interest on Notes of such series shall be payable, (ii) Notes of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Company in respect of the Notes of such series and this Indenture may be served;

     (f) the price or prices at which, the period or periods within which and the terms and conditions upon which Notes of such series may be redeemed, in whole or in part, at the option of the Company;

     (g) the obligation, if any, of the Company to redeem, purchase or repay Notes of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Notes of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

     (h) if other than minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Notes of such series shall be issuable;

     (i) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture);

     (j) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Notes of such series if different than those provided for herein; and

     (k)  CUSIP numbers, if any.

Section 2.3.  Execution and Authentication.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes of a given series for
              --------------------
original issue up to the aggregate principal amount stated in the applicable Series Supplemental Indenture. The aggregate principal amount of Notes of a given series outstanding at any time may not exceed such amount except as provided in Section 2.8 hereof.
            -----------

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.4.  Registrar and Paying Agent.

     The Company shall maintain, in the Borough of Manhattan in the City of New York, an office or agency where Notes may be presented for registration of transfer or for exchange

("Registrar") and an office or agency where Notes may be presented for payment
  ---------
("Paying Agent") and an office or agency where notices and demands to or upon
  ------------
the Company in respect of the Notes or this Indenture may be served. The Registrar shall keep a register ("Notes Register") of the Notes and of their
                                  --------------
transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall accept presentations, notices and demands hereunder at the Corporate Trust Office. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act
                                                                   ---
as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes and designates the Trustee's New York office as the office or agency referred to in the first sentence of this Section.

Section 2.5.  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

     The Company shall, prior to each due date, or not later than 11 AM New York City time on each due date, of the principal of, and premium, if any, or interest on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure to take such action.

     Anything in this Section 2.5 to the contrary notwithstanding, the Company
                      -----------
may at any time, for the purpose of obtaining satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder, as required by this Section
                                                                      -------
2.5, such sums to be held by the Trustee upon the trusts herein contained.
---

     Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.4 is subject to the provisions
                                       -----------
of Section 9.1 and Section 9.3 hereof.
   -----------     -----------

Section 2.6.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.7.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for any of the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) there shall have occurred and be continuing an Event of Default with respect to the applicable Notes and beneficial owners holding interests representing an aggregate principal amount of at least 51% of such Notes represented by Global Notes advise the Trustee in writing that the continuation of a book-entry system through the Depositary is no longer in such owner's best interests or (iii) the Company executes and delivers to the Trustee an order that the Global Notes will be so exchangeable. Upon the occurrence of any of the preceding events in clauses (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.10 hereof. Every Note authenticated and
                     ------------     ----
delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.7 or Section 2.8 or 2.10 hereof shall be
                 -----------    -----------    ----
authenticated and delivered in the form of, and shall be, a Global Note, except as otherwise provided herein. A Global Note may not be exchanged for another Note other than as provided in this Section 2.7(a); however, beneficial
                                    --------------
interests in a Global Note may be transferred and exchanged as provided in
Section 2.7(b), (c) or (f) hereof.
--------------  ---    ---

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in the second sentence of this Section 2.7(b)(i).
                                    -----------------

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.7(b)(i), the transferor of such
                                       -----------------
     beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.7(f) hereof, the requirements
                                       --------------
     of this Section 2.7(b)(ii) shall be deemed to have been satisfied upon
             ------------------
     receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Note of the applicable series. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.7(h) hereof.
                                                       --------------

          (iii) Transfer of Beneficial Interests in a Restricted Global Note.
     A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in such Restricted Global Note if the transfer complies with the requirements of Section 2.7(b)(i) above and the Registrar receives the following:
        -----------------

                (A) if the transferee will take delivery in the form of a beneficial interest in a Global Note by virtue of the exemption from the registration requirements of the Securities Act afforded by Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including
                                                    ---------
          the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in a Global Note by virtue of the exemption from the registration requirements of the Securities Act afforded by Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2)
                  ---------
          thereof.

          (iv) Transfer and Exchange of Beneficial Interests in the Restricted Global Note of a Series for Beneficial Interests in the Unrestricted Global Note of Such Series. A beneficial interest in the Restricted Global Note of a series may be exchanged by any holder thereof for a beneficial interest in the Unrestricted Global Note of such series, or transferred to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note of such series, if the exchange or transfer complies with the requirements of Section 2.7(b)(ii) and:
                                       ------------------

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in the Unrestricted Global Note of such series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(a)
                  ---------
               thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note of such series, a certificate from such holder in the form of Exhibit B
                                                                     ---------
               hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note of the applicable series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.3 hereof, the Trustee
                                             -----------
     shall authenticate, one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note of a series proposes to exchange such beneficial interest for a Restricted Definitive Note of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of such series, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a)
             ---------
          thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications
                                  ---------
          in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)
                   ---------
          thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications
                                  ---------
          in item (3)(a) thereof; or

               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b)
                   ---------
          thereof;

the Trustee shall cause the aggregate principal amount of the Global Note of such series to be reduced accordingly pursuant to Section 2.7(h) hereof, and the
                                                  --------------
Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.7(c) shall be
                                                      --------------
registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.7(c)(i) shall bear the Private Placement Legend and shall be
     -----------------
subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note of a series may exchange such beneficial interest for an Unrestricted Definitive Note of such series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of such series only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(b)
               ---------
               thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the
                                          ---------
               certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note of a series proposes to exchange such beneficial interest for a Definitive Note of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of such series, then, upon satisfaction of the conditions set forth in Section 2.7(b)(ii) hereof, the Trustee shall cause
                             ------------------
     the aggregate principal amount of the Unrestricted Global Note of such series to be reduced accordingly pursuant to Section 2.7(h) hereof, and the
                                                  --------------
     Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note of such series in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.7(c)(iii) shall be
                                                -------------------
     registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
     Note issued in exchange for a beneficial interest pursuant to this Section
                                                                        -------
     2.7(c)(iii) shall not bear the Private Placement Legend.
     -----------

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note of a series proposes to exchange such Note for a beneficial interest in a Restricted Global Note of such series or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto,
                                                              ---------
          including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the
                                                 ---------
          certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)
                   ---------
          thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the
                                                 ---------
          certifications in item (3)(a) thereof; or

               (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                       ---------
          (3)(b) thereof,

     the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Restricted Global Note of such series.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note of a series may exchange such Note for a beneficial interest in an Unrestricted Global Note of such series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note of such series, a certificate from such Holder in the form of Exhibit C
                                                                     ---------
               hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note of such series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4)
               ---------
               thereof;

          and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.7(d)(ii), the Trustee shall cancel the Definitive Note and
          ------------------
     increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note of such series.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of such series or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes of such series.

     If any such exchange or transfer from a Definitive Note of a series to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note of such series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.3 hereof, the Trustee
                                             -----------
     shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.7(e), the Registrar shall register the transfer or
                   --------------
exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section
                                                                  -------
2.7(e).
------

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note of a series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of such series if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1)
                  ---------
          thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;
          ---------
          and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto,
                                                               ---------
          including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note of a series may be exchanged by the Holder thereof for an Unrestricted Definitive Note of such series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C
                                                                   ---------
               hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the
                                     ---------
               certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.3, the
                                                           -----------
Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends shall, as indicated below, appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)   Private Placement Legend.

                (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER

OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF EDISON MISSION ENERGY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO EDISON MISSION ENERGY, (II) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (II) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.7 (and
                                                              -----------
          all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.8 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.7(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF EDISON MISSION ENERGY."

          (iii) IAI Note Legend. Each Definitive Note held by an Institutional Accredited Investor shall bear a legend in substantially the following form:

"IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO

CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At
                                                        ------------
any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's written order or at the Registrar's written request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 7.5 and 11.1 hereof).
        -------------  ---     ----

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Article 10 hereof and ending at the close of business on
                      ----------
     the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.3 hereof.
                                                -----------

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.7 to
                                                                -----------
     effect a registration of transfer or exchange may be submitted by facsimile but originals of such opinions shall follow by mail.

Section 2.8.  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.9.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 6.4 hereof, a Note does not
                                         -----------
cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.8 hereof it ceases to be
                                       -----------
outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 3.1
                                                                  -----------
hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.  Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate permanent Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of the canceled Notes pursuant to its customary practices and procedures in effect from time to time (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, except as otherwise provided for herein.

Section 2.12.  Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 3.1 hereof. The Company shall notify the Trustee in writing of
       -----------
the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                  ARTICLE 3.
                                 COVENANTS OF
                          THE COMPANY AND THE TRUSTEE

Section 3.1.  Payment of Principal and Interest.

     The Company shall duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Notes at the place or places, at the respective times and in the manner provided in the applicable Series Supplemental Indenture and the Notes. Payment of principal of, and premium and interest on the Notes shall be paid by mailing a check to or upon the written order of the registered Holders of Notes entitled thereto at their last address as it appears on the Notes Register or, upon written application to the Trustee (which shall be received by the Trustee prior to the record date) by a Holder of $1,000,000 or more in aggregate principal amount of Notes, by wire transfer of immediately available funds to an account maintained by such Holder with a bank or other financial institution; provided, however that (subject to
                                            --------  -------
the provisions of Section 2.8 hereof) payment of principal of, and premium, if
                  -----------
any, on any Note may be conditioned upon presentation for payment of the certificate representing such Note.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the rate set forth in the applicable Series Supplemental Indenture and the Notes, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 3.2. Appointment to Fill Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 5.9 hereof, a Trustee, so that there
                                   -----------
shall at all times be a Trustee hereunder.

Section 3.3.  Certificate to Trustee, Notices of Defaults.

     The Company shall furnish to the Trustee (i) on or before March 31 in each year (beginning with March 31, 2000) a brief certificate from the principal executive, financial or accounting officer of this Company as to his or her knowledge of the Company's compliance with all covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture). and (ii) upon becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default. Within 30 days of its becoming aware of any Default or Event of Default, the Trustee shall provide the Holders with a notice specifying such Default or Event of Default.

Section 3.4. Reports by the Company. The Company shall deliver to the Trustee and provide Noteholders, within 15 days after it files them with the Commission, copies of its annual reports and of the information, documents and other reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and shall deliver to the Trustee copies of any other report that the Company files with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants contained hereunder.

Section 3.5.  Restrictions on Liens.

     The Company shall not pledge, mortgage or hypothecate, or permit to exist, any mortgage, pledge or other lien upon any property at any time directly owned by the Company to secure any indebtedness for money borrowed that is incurred, issued, assumed or guaranteed by the Company ("Indebtedness"), without making
                                               ------------
effective provisions whereby the Notes shall be equally and ratably secured with any and all such Indebtedness and with any other Indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction
                                   --------  -------
shall not apply to or prevent the creation or existence of (i) liens existing at the Original Issue Date of the Notes, (ii) purchase money liens not to exceed the cost or value of the purchased property, (iii) other liens not to exceed 10% of Consolidated Net Tangible Assets, and (iv) liens granted in connection with extending, renewing, replacing or refinancing, in whole or in part, the Indebtedness (including, without limitation, increasing the principal amount of such Indebtedness) secured by liens described in the foregoing clauses (i) through (iii).

     In the event that the Company proposes to pledge, mortgage or hypothecate any property at any time directly owned by it to secure any Indebtedness, other than as permitted by clauses (i) through (iv) of the previous paragraph, the Company shall give prior written notice thereof to the Trustee, who shall give notice to the Holders, and the Company shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the Notes equally and ratably with such Indebtedness.

Section 3.6.  Maintenance of Corporate Existence.

     Subject to the provisions of Article 8 hereof, the Company shall at all
                                  ---------
times preserve and maintain in full force and effect (i) its corporate existence and good standing under the laws of the State of California and (ii) its qualification to do business in each other jurisdiction in which the character of its properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

Section 3.7.  Taxes.

     The Company shall, prior to the time penalties attach thereto, (i) file, or cause to be filed, all tax and information returns that are required to be, or are required to have been, filed by it in any jurisdiction, and (ii) pay or cause to be paid all taxes shown to be, or to have been, due and payable on such returns and all other taxes lawfully imposed and payable by it, except to the extent there is a Good Faith Contest thereof by the Company.

                                  ARTICLE 4.
         EVENTS OF DEFAULT AND REMEDIES OF THE TRUSTEE AND NOTEHOLDERS

Section 4.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default.

     If one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body or otherwise) shall have occurred and be continuing:

     (a) default in the payment of all or any part of the principal of, or premium, if any, on, any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption or required repurchase, by declaration of acceleration or otherwise; or

     (b) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

     (c) an event of default, as defined in any instrument of the Company under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness (i) which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which the Company or any of its Subsidiaries or Affiliates is a participant, or which is secured by a lien on the property or assets owned or held by such entity, without further recourse to or liability of the Company, or (ii) the principal of, and interest on, which, when added to the principal of and interest on all other such Indebtedness (exclusive of Indebtedness under clause (i) above), does not exceed $20,000,000; or

     (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture and such failure continues for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding; or

     (e) one or more final, nonappealable judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against the Company or any of its properties in an aggregate amount in excess of $20,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged and unstayed for more than 90 days, except while being contested in good faith by appropriate proceedings; or

     (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (g) the Company shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the taking of action by the Company in furtherance of any such action;

     then and in each and every such case (other than an Event of Default with respect to the Company specified in Section 4.1(f) or 4.1(g) hereof), unless the
                                    --------------    ------
principal amount of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the entire principal amount of all the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal and premium, if any, of any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate of interest specified in the Notes, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred and all reasonable advances made by the Trustee and each predecessor Trustee except as a result of gross negligence or bad faith, and if any and all Events of Default under this Indenture, other than the non-payment of the principal that shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults (except, unless theretofore cured, a default in payment of principal of, or premium, if any, or interest on, the Notes) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     If an Event of Default specified in Section 4.1(f) or 4.1(g) hereof occurs
                                         --------------    ------
with respect to the Company, the principal of and accrued interest on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

Section 4.2.  Collection of Indebtedness by Trustee; Trustee May Prove Debt.

     The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Notes when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of, or premium, if any, on, any of the Notes when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or acceleration or otherwise, then upon demand of the Trustee, the Company shall pay to the Trustee for the benefit of the Holders of the Notes the whole amount that then shall have become due and payable on all such Notes of principal, premium and interest, as the case may be (with interest to the date of such payment upon the overdue principal or premium and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate of interest specified in the Notes), and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any reasonable expenses and liabilities incurred, and all reasonable advances made, by the Trustee and each predecessor Trustee, except as a result of its gross negligence or bad faith.

     Until such demand is made by the Trustee, the Company may pay the principal of and premium and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon the Notes, wherever situated, the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective or whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.2, shall be entitled and empowered,
                                   -----------
by intervention in such proceedings or otherwise:

     (a) to file and prove a claim or claims for the whole amount of principal, premium and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all reasonable advances made, by the Trustee and each predecessor Trustee, except as a result of gross negligence or bad faith) and of the Noteholders, allowed in any judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor;

     (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

     (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all reasonable advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholders any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof at any trial or other proceeding relative thereto, and any such action or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 4.3.  Application of Proceeds.

     Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Notes and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

     FIRST: To the payment of costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all reasonable expenses and liabilities incurred, and all reasonable advances made, by the Trustee and each predecessor Trustee, except as a result of gross negligence or bad faith, and all other amounts due under Section 5.6 hereof;
      -----------

     SECOND: In case the principal and premium, if any, of the Notes shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest payable at the rate of interest specified in the Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

     THIRD: In case the principal of the Notes shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal, premium and interest, with interest upon the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest payable at the rate of interest specified in the Notes, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal, premium and interest, without preference or priority of principal or premium over interest, or of interest over principal or premium, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal, premium and accrued and unpaid interest; and

     FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

     The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 4.3.
                             -----------

Section 4.4.  Suits for Enforcement.

     In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 4.5.  Restoration of Rights on Abandonment of Proceedings.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

Section 4.6.  Limitations of Suits by Noteholders.

     Subject to Section 4.10, no Holder of any Note shall have any right by
                ------------
virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (i) such Holder previously has given to a Responsible Officer of the Trustee written notice of default and of the continuance hereof, as hereinbefore provided, (ii) the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding have made written request upon the Trustee to institute such action or proceeding in its own name as Trustee hereunder and have offered to the Trustee such reasonable security and indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action or proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee pursuant to Section 4.8 hereof; it being understood
                                      -----------
and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section 4.6, each and every Noteholder and the Trustee
                       -----------
shall be entitled to such relief as can be given either at law or in equity.

Section 4.7. Powers and Remedies Cumulative, Delay or Omission Not Waiver of Default.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Holder of any of the Notes to exercise as aforesaid any such right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6 hereof, every power and remedy
                                      -----------
given by this Indenture or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 4.8.  Control by Noteholders.

     The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that
                                                               --------
such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided further that (subject to the
                                  -------- -------
provisions of Section 5.1 hereof) the Trustee shall have the right to decline to
              -----------
follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability, or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that (subject to Section 5.1
                                                               -----------
hereof) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Noteholders.

Section 4.9.  Waiver of Past Defaults.

     Prior to the declaration of the maturity of the Notes as provided in
Section 4.1 hereof, the Holders of a majority in aggregate principal amount of
-----------
the Notes at the time Outstanding may on behalf of the Holders of all the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default (a) in the payment of principal of, premium, if any, or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.10.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture (including, without limitation, Section 4.6 hereof), the right of any Holder to receive, and to
            -----------
institute suit to enforce, payment of the principal of, and premium, if any, and interest on the Notes on or after the respective due dates expressed in such Notes (including upon redemption and acceleration of the maturity of the principal of and premium, if any, and interest on the Notes), shall not be affected or impaired, and shall be absolute and unconditional.

                                  ARTICLE 5.
                            CONCERNING THE TRUSTEE

Section 5.1. Duties and Responsibilities of the Trustee During Default and Prior to Default.

     The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, undertakes to perform only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such liability is not reasonably assured to it.

Section 5.2.  Certain Rights of the Trustee.

     Subject to Section 5.1 hereof:
                -----------

     (a) the Trustee may rely conclusively and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate (including, without limitation, any certificate provided to the Trustee pursuant to Section 3.3 hereof), statement, instrument, opinion,
                           -----------
report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed) and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided that if the payment
                                                --------
within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to proceeding, and the reasonable expenses of every such examination shall be paid by the Company, or by the Trustee or any predecessor Trustee and repaid by the Company upon demand;

     (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (h) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee which conform to the requirements of this Indenture;

     (i) the Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

     (j) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed; and

     (k) the Trustee shall not be deemed to have notice of an Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or written notice of any Event of Default is received by the Trustee at its Corporate Trust Office.

Section 5.3. Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof.

     The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

Section 5.4.  Trustee and Agents May Hold Notes; Collections, Etc.

     The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

Section 5.5.  Moneys Held by Trustee.

     Subject to the provisions of Section 9.4 hereof, all moneys received by the
                                  -----------
Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder, except as the Company and the Trustee otherwise may agree.

Section 5.6.  Compensation and Indemnification of Trustee and Its Prior Claim.

     The Company covenants and agrees to pay to the Trustee from time to time as shall be agreed upon between the Company and the Trustee in writing from time to time, and the Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law relating to the compensation of a trustee of an express trust), and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent any such expense, disbursement or advance may arise from the Trustee's gross negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claims or expenses arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder and the performance of its duties hereunder, including the costs and expenses of defending and investigating any claim of liability in the premises, except to the extent any such loss, liability or expense is due to its own gross negligence or bad faith. The obligations of the Company under this Section 5.6 to compensate and
                                          -----------
indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

Section 5.7.  Right of Trustee to Rely on Officers' Certificate, Etc.

     Subject to Section 5.1 and Section 5.2 hereof, whenever in the
                -----------     -----------
administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

Section 5.8.  Persons Eligible for Appointment as Trustee.

     The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of a state thereof having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, state or District of Columbia supervising or examining authority, then for the purposes of this Section 5.8, the combined capital and surplus of
                              -----------
such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor on the Notes or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee.

Section 5.9.  Resignation and Removal, Appointment of Successor Trustee.

     (a) The Trustee may at any time resign by giving written notice of resignation to the Company and by mailing notice thereof by first-class mail to Holders of Notes at their last addresses as they shall appear on the Notes Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no such successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b)  In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with the provisions of TIA (S) 310(b), after written request thereafter by the Company or by any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months;

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 hereof and shall fail to resign after written
                   -----------
     request therefor by the Company or by any such Noteholder; or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy of which shall be delivered to the successor trustee, or any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 6.1
                                                                     -----------
hereof of the action in that regard taken by the Noteholders.

     (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall
                                                            -----------
become effective only upon acceptance of appointment by the successor trustee as provided in Section 5.10 hereof.
            ------------

Section 5.10.  Acceptance of Appointment by Successor Trustee.

     Any successor trustee appointed as provided in Section 5.9 hereof shall
                                                    -----------
execute and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 9.4
                                                                  -----------
hereof, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute appropriate instruments in writing for more fully and certainly vesting in and confirming to such successor such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.6 hereof.
                                                  -----------

     Upon acceptance of appointment by a successor trustee as provided in this
Section 5.10, the Company shall mail notice thereof by first-class mail to the
------------
Holders of Notes at their last addresses as they shall appear in the Notes Register. If the acceptance of appointment is substantially contemporaneous with a resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9 hereof. If the Company fails
                                       -----------
to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Notwithstanding replacement of the Trustee pursuant to this Section 5.10,
                                                                 ------------
the Company's obligations under Section 5.6 hereof shall continue for the
                                -----------
benefit of the retiring Trustee.

Section 5.11. Merger, Conversion, Consolidation or Succession to Business of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, as long as such corporation shall be eligible under the provisions of Section 5.8
                                                                   -----------
hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case any of the Notes shall have been authenticated but not delivered at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee, and in such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of
                        --------
authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.12.  Reports by Trustee.

     The Trustee shall provide to the Holders the reports required to be provided by the Trustee pursuant to Section 313 of the TIA.

                                  ARTICLE 6.
                          CONCERNING THE NOTEHOLDERS

Section 6.1.  Evidence of Action Taken by Noteholders.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders, in person or by agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to
Section 5.1 and Section 5.2 hereof) conclusive in favor of the Trustee and the
-----------     -----------
Company, if made in the manner provided in this Article.

Section 6.2. Proof of Execution of Instruments and of Holding of Notes Record Date.

     Subject to Section 5.1 and Section 5.2 hereof, the execution of any
                -----------     -----------
instrument by a Noteholder or his agent or proxy may be provided in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be as provided by the Notes Register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action referred to in Section 6.1 hereof, which record date may be set at any time or from time
      -----------
to time by written notice to the Trustee for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and, thereafter, notwithstanding any other provisions hereof, only Holders of Notes of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

Section 6.3.  Holders to Be Treated as Owners.

     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name any Note shall be registered upon the Notes Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and premium, if any, on and, subject to the provisions of this Indenture, interest on such Note and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid and to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

Section 6.4.  Notes Owned by Company Deemed Not Outstanding.

     In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes that the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons, and, subject to Section 5.1 and
                                                               -----------
Section 5.2 hereof, the Trustee shall be entitled to accept such Officers'
-----------
Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

Section 6.5.  Right of Revocation of Action Taken.

     At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1 hereof, of the taking of any action by the Holders of
            -----------
the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all such Notes.

                                  ARTICLE 7.
                            SUPPLEMENTAL INDENTURES

Section 7.1.  Supplemental Indentures Without Consent of Noteholders.

     The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

     (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;

     (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 8
                                                                 ---------
hereof;

     (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors shall consider to be for the protection of the Holders of Notes, and to make the occurrence, or the occurrence and continuance of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant,
                  --------
restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee due solely to such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

     (d) to cure any ambiguity or to cure, correct or supplement any defective provision contained herein or in the Notes, or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable, and in any case which the Trustee and the Company shall determine (i) are not inconsistent with this Indenture and the Notes and (ii) shall not adversely affect the interests of the Holders of the Notes;

     (e) to modify or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification thereof under the TIA or any other similar federal statute hereafter in effect; and

     (f) to permit or facilitate the issuance of a series of Notes pursuant to the provisions hereof.

     The Trustee is hereby authorized to join in the execution of any such supplemental Indenture, to make any further appropriate agreements and stipulations that may be therein continued and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties, indemnities or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section 7.1
                                                                     -----------
may be executed without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 7.2 hereof.
                                                           -----------

Section 7.2.  Supplemental Indentures With Consent of Noteholders.

     With the consent (evidenced as provided in Article 6 hereof) of the Holders
                                                ---------
of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, the

Company, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, modify this Indenture, any indentures supplemental hereto, the Notes or the rights of the Holders of the Notes, provided that no such supplemental indenture shall (a) change the Stated
       --------
Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any Noteholder to institute suit for the payment thereof or change the place or currency of payment of principal of, or interest on, any Note, in each case without the consent of the Holder of each Note so affected, or (b) without the consent of the Holders of all Notes then Outstanding, (i) reduce the aforesaid percentage of Notes the consent of the Holders of which is required for any such modification, or the percentage of Notes the consent of the Holders of which is required for any waiver provided for in this Indenture, (ii) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in
Section 2.4 or (iii) make any change in Section 4.9 or this Section 7.2, except
-----------                             -----------         -----------
to increase any percentages or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Note affected thereby.

     Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders and other documents, if any, required by Section 6.1 hereof, the Trustee shall join
                                     -----------
with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this
Section 7.2 to approve the particular form of any proposed supplemental
-----------
indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.2, the
                                                          -----------
Company shall mail a notice thereof by first class mail to the Holders of Notes at their addresses as they shall appear on the Notes Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.3.  Effect of Supplemental Indenture.

     Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.4.  Documents to Be Given to Trustee.

     The Trustee, subject to the provisions of Section 5.1 and Section 5.2
                                               -----------     -----------
hereof, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent to the execution of such supplemental indenture have been met.

Section 7.5.  Notation of Notes in Respect of Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 7 may bear a notation in
                                             ---------
form approved by the Trustee as to any matters provided for by such supplemental indenture or as to any action taken at any such meeting as the Company shall so determine, and new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding, which Notes so exchanged shall be canceled by the Trustee.

                                  ARTICLE 8.
               MERGER, CONSOLIDATION, SALE, LEASE OR CONVEYANCE

Section 8.1. Covenant Not to Merge, Consolidate, Sell, Lease or Transfer Assets Except Under Certain Conditions.

     (a) The Company shall not merge or consolidate with or into any other person and the Company shall not sell, lease or convey all or substantially all of its assets to any person, unless (1) the Company is the continuing corporation, or the successor corporation or the person that acquires all or substantially all of the Company's assets is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and expressly assumes all the Company's obligations under the Notes and this Indenture, (2) immediately after such merger, consolidation, sale, lease or conveyance, there is no Default or Event of Default hereunder, (3) if, as a result of the merger, consolidation, sale, lease or conveyance, any or all of the Company's property would become the subject of a lien that would not be permitted by this Indenture, the Company secures the Notes equally and ratably with the obligations secured by that lien and (4) the Company delivers or causes to be delivered to the Trustee an Officers' Certificate and Opinion of Counsel each stating that the merger, consolidation, sale, lease or conveyance comply with this Indenture.

     (b) Except for the sale of the properties and assets of the Company substantially as an entirety pursuant to subsection (a) above, and other than assets required to be sold to conform with governmental regulations, the Company shall not sell or otherwise dispose of any assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other asset sales) if, on a pro forma basis, the aggregate net book value of all such sales during the most recent 12-month period would exceed 10 percent of Consolidated Net Tangible Assets computed as of the end of the most recent fiscal quarter preceding such sale; provided,
                                                                  --------
however, that any such sales shall be disregarded for purposes of this 10
-------
percent limitation if the proceeds are invested in assets in similar or related lines of business of the Company and, provided further, that the Company may sell or otherwise dispose of assets in excess of such 10 percent limitation if the proceeds from such sales or dispositions, which are not reinvested as provided above, are retained by the Company as cash or cash equivalents or are used by the Company to purchase Notes, which are then delivered to the Trustee for cancellation, or to reduce or retire Indebtedness ranking pari passu in right of payment to the Notes or indebtedness of the Company's Subsidiaries.

Section 8.2.  Successor Corporation Substituted.

     In case of any such merger, consolidation, sale, lease, or transfer, and following such an assumption by the successor corporation of the Company's obligations under the Notes and this Indenture, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein.

     Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee, and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication and any Notes that such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

     In case of any such merger, consolidation, sale, lease or transfer such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     In the event of any such sale or transfer (other than a transfer by way of lease) the Company or any successor corporation, which shall theretofore have become such in the manner described in this Article 8, shall be discharged from
                                            ---------
all obligations and covenants under this Indenture and the Notes and may be liquidated and dissolved.

Section 8.3.  Opinion of Counsel to Trustee; Officers' Certificate.

     The Trustee, subject to the provisions of Section 5.1 and Section 5.2
                                               -----------     -----------
hereof, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, sale, lease or transfer, and any such assumption of obligations described in this Article 8,
                                                                   ---------
and any such liquidation or dissolution described in this Article 8, complies
                                                          ---------
with the applicable provisions of this Indenture.

                                  ARTICLE 9.
                          SATISFACTION AND DISCHARGE
                        OF INDENTURE; UNCLAIMED MONEYS

Section 9.1.  Satisfaction and Discharge of Indenture.

     If at any time (a) the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on all the Notes Outstanding hereunder, as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section
                                                                         -------
2.8 hereof) or (c)(i) all such Notes not theretofore delivered to the Trustee
---
for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with
Section 9.4 hereof) or U.S. Government Obligations, maturing as to principal,
-----------
premium, if any, and interest in such amounts and at such times as will insure (without reinvestment) the availability of cash sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity all such Notes not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, and the Company's right to optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal of and premium, if any, and interest on, the Notes upon the original stated due dates therefor (but not upon acceleration), (iv) the rights and obligations and immunities of the Trustee hereunder, (v) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the maintenance by the Company of its existence), and the Trustee, upon written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided that the rights of Holders of the
                                   --------
Notes to receive amounts in respect of principal of and premium, if any, and interest on the Notes held by them shall not be delayed longer than required by then applicable mandatory rules or policies of any securities exchange upon which the Notes are listed.

     The Company shall reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and shall compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 9.2.  Application by Trustee of Funds Deposited for Payment of Notes.

     Subject to Section 9.4 hereof, all moneys deposited with the Trustee
                -----------
pursuant to Section 9.1 hereof shall be held in trust and applied by it to the
            -----------
payment, either directly or through any paying agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 9.3.  Repayment of Moneys Held by Paying Agent.

     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.

     Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable shall, upon the written request of the Company, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

Section 9.5.  Defeasance and Discharge of Indenture.

     The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to in subparagraph (A) below has been made, and the provisions of this Indenture will no longer be in effect with respect to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to (a) rights of registration of transfer and exchange, and the Company's right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen securities, (c) rights of Holders to receive payments of principal thereof and premium, if any, and interest thereon, (d) the rights, obligations and immunities of the Trustee hereunder, (e) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (f) the obligations of the Company to maintain a place of payment for the Notes under Section 3.1 hereof and (g) the maintenance by the Company of its
            -----------
existence; provided that the following conditions shall have been satisfied:
           --------

               (A)  with reference to this Section 9.5, the Company has
                                          -----------
          irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 5.8
                                                                     -----------
          hereof) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money in an amount, (ii) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms (without reinvestment), will provide not later than one day before the due date of any payment referred to in clause (x) or (y) of this subparagraph (A) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, after payment of all federal, state and local taxes or other charges and assessments in respect thereof, (x) the principal of, premium, if any, and each installment of principal and interest on the Outstanding Notes at the maturity date of such principal or installment of principal or interest and (y) any mandatory sinking fund payments or analogous payments applicable to the Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Notes;

               (B) the Company has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 9.5 and will be subject to
                                            -----------
          federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based on (x) a change in applicable federal income tax law or related Treasury Regulations after the date of this Indenture or (y) a ruling of the Internal Revenue Service to the same effect and (ii) an Opinion of Counsel to the effect that the defeasance trust does not constitute an "investment company" under the Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

               (C) immediately after giving effect to such deposit, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or to which the Company is a party or by which the Company is bound; and

               (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

Section 9.6.  Defeasance of Certain Obligations.

     The Company may omit to comply with any term, provision, or condition set forth in Sections 3.4, 3.5 and 8.1(b), and Section 4.1(d) (with respect to
         ------------  ---     ------      --------------
Sections 3.4, 3.5 and 8.1(b)) and Sections 4.1(c) and (e) shall be deemed not to
-------- ---  ---     -------     ---------------     ---
be Events of Default on the 123rd day after the deposit referred to in subparagraph (A) below if:

               (A)  with reference to this Section 9.6, the Company has
                                           -----------
          irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 5.6
                                                                     -----------
          hereof) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money in an amount, (ii) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms (without reinvestment), will provide not later than one day before the due date of any payment referred to in clauses (x) or (y) of this Section 9.6, money in an amount, or (iii) a combination
                         -----------
          thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a certification thereof delivered to the Trustee, to pay and discharge, after payment of all federal, state and local taxes or other charges and assessments in respect thereof, (x) the principal of, premium, if any, and each installment of principal and interest on the Outstanding Notes at the maturity date of such principal or installment of principal or interest and (y) any mandatory sinking fund payments or analogous payments applicable to the Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Notes;

               (B) the Company has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 9.6 and will be subject to
                                            -----------
          federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) an Opinion of Counsel to the effect that the defeasance trust does not constitute an "investment company" under the Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

               (C) immediately after giving effect to such deposit, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of or constitute a default under any other agreement or instrument to which the Company is a party or by which the Company is bound; and

               (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

                                  ARTICLE 10.
                              REDEMPTION OF NOTES

Section 10.1.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 10.2.  Notice of Redemption.

     Notice of redemption to the Holders of Notes to be redeemed in accordance with any Series Supplemental Indenture shall be given by the Company by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Notes at their last addresses as they shall appear in the Notes Register. Failure to give notice by mail, or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     The notice of redemption to each Holder shall specify that the Notes are being redeemed pursuant to this Article 10 and the applicable Series
                                ----------
Supplemental Indenture, the date fixed for redemption, the place or places of payment, the CUSIP and ISIN numbers (as applicable) of the Notes being redeemed, that payment will be made upon presentation and surrender of the Notes, that interest accrued to the date fixed for redemption will be paid as specified in this Article and that, on and after said date, interest thereon or on the portions thereof redeemed will cease to accrue.

     Any notice of redemption of Notes to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section 10.2, the Company shall
                                               ------------
deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 2.5 hereof) an amount of money sufficient to redeem on the
            -----------
redemption date all the Notes so called for redemption.

Section 10.3.  Payment of Notes Called for Redemption.

     If notice of redemption has been given as above provided, the Notes shall become due and payable on the date and at the place stated in such notice at the redemption price, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price) interest on the Notes or portions of Notes so called for redemption shall cease to accrue and, except as provided in Section 5.5 and
                                                                -----------
Section 9.4 hereof, such Notes shall cease from and after the date fixed for
-----------
redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes shall be paid and redeemed by the Company at the redemption price, provided that any
                                                          --------
semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.7(i) hereof.
                                                   --------------

     If the Company defaults in the payment of the redemption price with respect to any Note called for redemption, upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note.

                                  ARTICLE 11.
                           MISCELLANEOUS PROVISIONS

Section 11.1. Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual Liability.

     No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

Section 11.2. Provisions of the Indenture for the Sole Benefit of Parties and Noteholders.

     Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders (and, where expressly set forth herein, owners of interests in any Global Note), any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and the Holders (and, where expressly set forth herein, owners of interests in any Global Note).

Section 11.3.  Successors and Assigns of Company Bound by Indenture.

     All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 11.4.  Notices and Demands on Company, Trustee and Noteholders.

     Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Edison Mission Energy, 18101 Von Karman Avenue, Suite 1700, Irvine, California 92612,
Attention: Chief Financial Officer. Any notice, direction, request or demand by the Company or any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Notes Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 11.5. Statements to Be Contained in Officers' Certificates and Opinions of Counsel.

     Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters (information with respect to which is in the possession of the Company) upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 11.6.  Payments Due on Saturdays, Sundays and Holidays.

     If the date of maturity of interest on or principal, or premium, if any, of the Notes or the date fixed for redemption of any Note shall not be a Business Day, then payment of interest, principal, or premium need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 11.7.  New York Law to Govern.

     THIS INDENTURE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 11.8.  Counterparts

     .    This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same agreement.

Section 11.9.  Effect of Headings

     .    The Article and Section Headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

Section 11.10. Trust Indenture Act

     .    When this Indenture is qualified under the TIA, the mandatory provisions thereof shall be deemed to be incorporated by reference herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

                                   EDISON MISSION ENERGY, as Company

                                   By:______________________________________
                                      Name:  Steven D. Eisenberg
                                      Title: Vice President and Associate
                                             General Counsel
Attest:

By:_________________________
   Name:
   Title:

                                   THE BANK OF NEW YORK, as Trustee

                                   By:______________________________________
                                      Name:  Mary Beth Lewicki
                                      Title: Assistant Vice President

Attest:

By:_________________________
   Name:
   Title:

                                                                       EXHIBIT A

                                [Face of Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                                                               ISIN ____________

                 __% [Series [  ]] Senior Notes due __________

No. ___                                                            $____________

                             EDISON MISSION ENERGY

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________ DOLLARS

on _____________,_______.

Interest Payment Dates:  ____________ and ____________

Record Dates:  ____________ and ____________

Dated: _______________, ____

                                             EDISON MISSION ENERGY

                                             By:________________________________
                                                Name:
                                                Title:

                                             By:________________________________
                                                Name:
                                                Title:

                                                             (SEAL)

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
 as Trustee

By: __________________________________
        Authorized Signatory

                                [Back of Note]
                ___% [Series [  ]] Senior Notes due___________

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the IAI Note Legend, if applicable pursuant to the provisions of the Indenture]


     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Edison Mission Energy, a California corporation (the "Company"), promises to pay interest on the principal amount of this Note at ___% per annum from ________________, ____ until maturity. The Company will pay interest semi-annually in arrears on ___________ and ___________ of each year, (each an "Interest Payment Date"); provided that if any such day is not a Business Day, then such payment will be made on the next succeeding Business Day. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ___________; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date in respect of this Note shall be _____________, ____. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is equal to the rate set forth on the face of this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on this Note (except defaulted interest) to the Person who is the registered Holder of this Note at the close of business on the ___________ or ___________ next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. This Note will be payable as to principal, premium, if any, and interest by mailing a check for such to or upon the written order of the registered Holder of this Note entitled thereto at its last address as it appears on the Notes Register or, upon written application to the Trustee by a Holder of $1,000,000 or more in aggregate principal amount of Notes, by wire transfer of immediately available funds to an account maintained by such Holder with a bank or other financial institution. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any

Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued this Note under an Indenture, dated as of June 28, 1999 (the "Original Indenture"), between the Company and the
Trustee, as supplemented by the [   ] Supplemental Indenture, dated as of
____________ (the "[   ]  Supplemental Indenture"), between the Company and the
Trustee (the Original Indenture, as so supplemented, and as the same may be amended, modified and further supplemented, the "Indenture"). The terms of this
Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). This Note is subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company, and the series of Notes of which this Note is a part is limited to $___ million in aggregate principal amount.

     5.   Redemption.

     [Insert relevant provisions if the series of Notes is redeemable pursuant to the applicable Supplemental Indenture]

     6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its last registered address. Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on the Notes ceases to accrue upon the date duly fixed for redemption of the Notes.

     7. Denominations, Transfer, Exchange. The Notes of this series are issuable only in registered form without coupons in denominations of $_______ and any integral multiple of $_____ in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     9. Amendment, Supplement. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, the Indenture or any supplemental indentures or the rights of the Holders of the Notes may be modified; provided that no such modification shall (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof or impair or affect the rights of any Noteholder to institute suit for the payment thereof or change the place or currency of payment of principal of, or interest on, any Note, in each case without the consent of the Holder of each Note so affected, or (b) without the consent of the Holders of all Notes then outstanding, (i) reduce the aforesaid percentage of Notes the consent of the Holders of which is required for any such modification, or the percentage of Notes the consent of Holders of which is required for any waiver provided for in the Indenture, (ii) change any obligation of the Company to maintain an office or agency for payment of and transfer and exchange of the Notes or (iii) make certain changes to provisions relating to the waiver of past defaults or to the provisions for supplementing the Indenture with the consent of the Holders.

     10. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise, (iii) failure by the Company for 90 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (iv) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain final judgments for the payment of money that remain undischarged for a period of 90 days; and (vi) certain events of bankruptcy or insolvency with respect to the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of all the Notes and the interest accrued thereon to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default except a Default in the payment of principal of, premium, if any, or interest on, any of the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     12. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, the Indenture or any indenture supplemental thereto or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     [15. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of ____________, ____, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").]

     16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Edison Mission Energy
18101 Von Karman Avenue
Suite 1700
Irvine, California 92612
Attention: Chief Financial Officer

                                Assignment Form

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:___________

                               Your Signature:__________________________________
                                      (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                            Principal Amount           Signature of
                    Amount of decrease in      Amount of increase in       of this Global Note     authorized officer of
                       Principal Amount          Principal Amount        following such decrease      Trustee or Note
Date of Exchange      of this Global Note       of this Global Note           (or increase)              Custodian
----------------      -------------------       -------------------           -------------              ---------



*  This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Edison Mission Energy
18101 Von Karman Avenue
Suite 1700
Irvine, California 92612

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10288
Attention:  Corporate Trust Administration

     Re:  [  ]% Senior Notes due [                ]
          -----------------------------------------

     Reference is hereby made to the Indenture, dated as of June 28, 1999 (the "Indenture"), between Edison Mission Energy, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]

     1.   [_]  Check if Transferee will take delivery of a beneficial interest
               ---------------------------------------------------------------
in the Restricted Global Note or a Definitive Note Pursuant to Rule 144A.  The
------------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2.   [_]  Check if Transferee will take delivery of a beneficial interest
               ---------------------------------------------------------------
in the Restricted Global Note or a Definitive Note pursuant to Regulation S. The
---------------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3.   [_]  Check and complete if Transferee will take delivery of a
               --------------------------------------------------------
beneficial interest in the Restricted Global Note or a Definitive Note pursuant
-------------------------------------------------------------------------------
to any provision of the Securities Act other than Rule 144A or Regulation S. The
---------------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof.

     4.   [_]  Check if Transferee will take delivery of a beneficial interest
               ---------------------------------------------------------------
in an Unrestricted Global Note or of an Unrestricted Definitive Note.
--------------------------------------------------------------------

     (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit.


                                   ______________________________________
                                        [Insert Name of Transferor]


                                   By:___________________________________
                                    Name:
                                    Title:

Dated:________________________

                      ANNEX A TO CERTIFICATE OF TRANSFER

     1.   The Transferor owns and proposes to transfer the following:

                                  [CHECK ONE]

               (a) [_] a beneficial interest in the Restricted Global Note (CUSIP ________ ); or

               (b)  [_]  a Restricted Definitive Note.

     2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

               (a)  [_]     a beneficial interest in the:

                  (i)  [_]  Restricted Global Note (CUSIP ________); or

                  (ii) [_]  Unrestricted Global Note (CUSIP _________); or

               (b)  [_]     a Restricted Definitive Note; or

               (c)  [_]     an Unrestricted Definitive Note,

               in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE


Edison Mission Energy
18101 Von Karman Avenue
Suite 1700
Irvine, California 92612

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10288
Attention: Corporate Trust Administration

     Re:  [  ]% Senior Notes due [                ]
          -----------------------------------------

                             (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of June 28, 1999 (the "Indenture"), between Edison Mission Energy, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1.   Exchange of Restricted Definitive Notes or Beneficial Interests in a
          --------------------------------------------------------------------
Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests
--------------------------------------------------------------------------------
in an Unrestricted Global Note
------------------------------

     (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2.   Exchange of Restricted Definitive Notes or Beneficial Interests in
          ------------------------------------------------------------------
Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests
-------------------------------------------------------------------------------
in Restricted Global Notes
--------------------------

     (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the Restricted Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                   ____________________________________
                                        [Insert Name of Transferor]


                                   By:_________________________________
                                    Name:
                                    Title:

Dated:__________________